2111033-221

PENNSYLVANIA DEPARTMENT OF STATE
CORPORATION BUREAU

Articles of Incorporation-For Profit

(15 Pa.C.S.)

Entity Number: 3395038

X Business-stock (§ 1306)
___ Business-nonstock (§ 2102)
___ Business-statutory close (§ 2303)
___ Cooperative (§ 7102)
___ Management (§ 2703)
___ Professional (§ 2903)
___ Insurance (§ 3101)

Name: Pepper Hamilton LLP

Address: ~~200 One Keystone Plaza~~ North Front and Market Streets ~~P.O. Box 1181~~

City / State / Zip Code: Harrisburg, PA 17108-1181

Document will be returned to the name and address you enter to the left. ⇐

Fee: $125

Filed in the Department of State on APR 11 2005

Pedro A. Cortés

Secretary of the Commonwealth

In compliance with the requirements of the applicable provisions (relating to corporations and unincorporated associations), the undersigned, desiring to incorporate a corporation for profit, hereby states that:

1. The name of the corporation *(corporate designator required, i.e., "corporation", "incorporated", "limited" "company" or any abbreviation. "Professional corporation" or "P.C.")*:

Children's Behavioral Health, Inc.

2. The (a) address of this corporation's current registered office in this Commonwealth *(post office box, alone, is not acceptable)* or (b) name of its commercial registered office provider and the county of venue is:

(a) Number and Street	City	State	Zip	County
214 College Park Plaza	Johnstown	Pennsylvania	15904	Cambria

(b) Name of Commercial Registered Office Provider — County

c/o:

3. The corporation is incorporated under the provisions of the Business Corporation Law of 1988.

4. The aggregate number of shares authorized: 10,000

2005033- 222

DSCB:15-1306/2102/2303/2702/2903/3101/7102A-2

5. The name and address, including number and street, if any, of each incorporator *(all incorporators must sign below)*:

Name		Address
Heather L.	Reid	c/o Pepper Hamilton LLP 3000 Two Logan Square, 18th and Arch Streets Philadelphia, Pennsylvania 19103

6. The specified effective date, if any:________________.
month/day/year hour, if any

7. Additional provisions of the articles, if any, attach an 8½ by 11 sheet.

8. *Statutory close corporation only*: Neither the corporation nor any shareholder shall make an offering of any of its shares of any class that would constitute a "public offering" within the meaning of the Securities Act of 1933 (15 U.S.C. 77a et seq.)

9. *Cooperative corporations only: Complete and strike out inapplicable term.*

The common bond of membership among its members/shareholders is:________________.

IN TESTIMONY WHEREOF, the incorporator(s) has/have signed these Articles of Incorporation this

8th day of April, 2005.

Heather L. Reid

Signature

____

Signature